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                                                                     EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in the registration statements of MapInfo Corporation on Forms S-8 (File Nos. 33-74660, 33-74662, 33-74664, 33-78406, 33-88780 and 333-4268) of our report dated November 5, 1996, on our audits of the consolidated financial statements and financial statement schedule of MapInfo Corporation and Subsidiaries as of September 30, 1995 and 1996, and for the years ended September 30, 1994, 1995, and 1996, which report is included in this Annual Report on Form 10-K/A.

                                          COOPERS & LYBRAND L.L.P.

Albany, New York
January 2, 1997